                                                                     Exhibit 14

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated August 21, 2000, relating to the financial statements and financial highlights appearing in the June 30, 2000, Annual Reports to Shareholders of the Allianz Select International Fund (formerly PIMCO International Growth Fund, a Portfolio of PIMCO Funds: Multi-Manager Series) and the PIMCO International Fund (a Portfolio of PIMCO Funds: Multi-Manager Series). We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Prospectus/Proxy Statement and under the headings "Financial Statements -- Incorporation by Reference" in the Statement of Additional Information. We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in the Multi-Manager Series Statement of Additional Information, which is incorporated by reference in the Registration Statement.


/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri
January 29, 2001